Exhibit 99.1
Encore Energy Partners LP Announces Third Quarter 2009 Results and
Increase in Distribution
FORT WORTH, Texas — (BUSINESS WIRE) – October 27, 2009
Encore Energy Partners LP (NYSE: ENP) (the “Partnership” or “ENP”) today announced its third quarter 2009 distribution amount of $0.5375 per unit, or $2.15 per unit on an annualized basis, and unaudited third quarter 2009 results.
Distribution
On October 26, 2009, the Board of Directors of ENP’s general partner approved a distribution of $24.6 million to be paid on or about November 13, 2009 to unitholders of record on November 9, 2009. The distribution is based on a distribution rate of $0.5375 per unit for the quarter ended September 30, 2009, or $2.15 per unit on an annualized basis.
Summary of Third Quarter 2009 Results
The following table highlights certain reported amounts for the third quarter of 2009 (Common units and $ in millions, except quarterly distribution per unit):

	Three Months Ended
	Sept 30, 2009
Adjusted EBITDAX	$38.9
Net income excluding certain items	$11.1
Net income	$7.5
Distributable cash flow	$34.4
Total distributions to be paid	$24.6
Quarterly distribution per unit	$0.5375
Coverage ratio	1.40	x
Weighted average diluted common units outstanding	44.7
Total units to which Q3 distributions will be paid	45.8
Oil and natural gas revenues	$40.9
Average daily production volumes (BOE/D)	9,301
Oil as a percentage of total production volumes	68%
Oil and natural gas development & exploration costs	$1.6
Adjusted EBITDAX totaled $38.9 million for the third quarter of 2009 and distributable cash flow totaled $34.4 million. Adjusted EBITDAX and distributable cash flow are non-GAAP financial measures, which are defined and reconciled to their most directly comparable GAAP measures in the attached financial schedules.
ENP’s third quarter results include a non-cash net derivative fair value loss related to future periods of $5.0 million, non-cash unit based compensation of $0.1 million, and net income attributable to owners prior to the third quarter drop-down acquisitions from Encore Acquisition Company (“EAC”) accounted for as poolings. Excluding these amounts, net income for the quarter was $11.1 million ($0.25 per diluted common unit). ENP’s net income for the third quarter of 2009 was $7.5 million ($0.13 per diluted common unit). Net income excluding certain items is a non-GAAP financial measure, which is defined and reconciled to its most directly comparable GAAP financial measure in the attached financial schedules.
Average daily production for the third quarter of 2009 was 6,289 Bbls of oil per day and 18,077 Mcf of natural gas per day, for a combined 9,301 barrels of oil equivalent per day (“BOE/D”).
Jon S. Brumley, Chief Executive Officer and President of ENP’s general partner, stated, “The first nine months of 2009 have been excellent for our partnership. The Partnership’s production is staying relatively flat with minimal CAPEX, allowing ENP to maintain a robust distribution while also reducing debt. Our hedging strategy has worked, enabling our investors to reap the benefits of higher oil prices while at the same time being protected to the downside. Because of our acquisition program, we were able to increase our distribution by five percent over our second quarter’s distribution. We have weathered the commodity price storm and have emerged with a solid balance sheet and a better partnership.”
For the third quarter of 2009, the Partnership’s average realized wellhead oil price was $60.98 per Bbl, and the average realized wellhead natural gas price was $3.40 per Mcf. During the third quarter of 2009, the Partnership’s oil and natural gas differentials to NYMEX averaged a negative 11 percent ($7.26 per Bbl) and zero percent ($0.00 per Mcf), respectively. The average NYMEX oil price was $68.24 per Bbl in the third quarter of 2009, and the average NYMEX natural gas price was $3.40 per Mcf.
Lease operating expense for the third quarter of 2009 was $9.0 million ($10.54 per BOE).
General and administrative (“G&A”) expense for the third quarter of 2009 was $2.9 million ($3.40 per BOE).
Depletion, depreciation, and amortization (“DD&A”) expense for the third quarter of 2009 was $14.5 million ($16.89 per BOE).
Operations Update
The Partnership invested $1.6 million in its capital program during the third quarter of 2009, completing four gross wells (1.6 net), three of which (0.6 net) were successful.

Acquisitions
During August 2009, the Partnership closed its previously announced acquisition of oil and natural gas producing properties in the Rockies and Permian Basin from EAC for $186.8 million in cash. The acquisition was effective April 1, 2009. The transaction was immediately accretive to ENP’s distributable cash flow per unit.
Liquidity Update
At September 30, 2009, ENP had $260 million outstanding under its revolving credit facility and $115 million of remaining availability. The amount outstanding under the revolving credit facility increased $65 million during the third quarter of 2009 due to the acquisition of properties for approximately $186.8 million, partially offset by $129.2 million in net proceeds from a common unit offering.
The syndicate of lenders underwriting ENP’s revolving credit facility agreed to increase the Partnership’s borrowing base from $240 million to $375 million in conjunction with the closing of the acquisition of properties from EAC in the third quarter of 2009. The next borrowing base redetermination for the Partnership is scheduled for November 2009.
Fourth Quarter 2009 Outlook
The Partnership expects the following for the fourth quarter of 2009:

Average daily production volumes	8,700 to 9,300 BOE/D
Oil and natural gas related capital (fourth quarter 2009)	$1.5 to $2.5 million
Lease operating expense	$10.75 to $12.00 per BOE
G&A expense	$2.75 to $3.25 per BOE
DD&A expense	$16.75 to $17.25 per BOE
Production, ad valorem, and severance taxes	11.8% of oil and natural gas revenues
Oil differential (% of NYMEX)	-12% of NYMEX oil price
Natural gas differential (% of NYMEX)	0% of NYMEX natural gas price
Conference Call Details
Title: Encore Acquisition Company and Encore Energy Partners LP Conference Call
Date and Time: Wednesday, October 28, 2009 at 9:30 a.m. Central Time
Webcast: Listen to the live broadcast via http://www.encoreenp.com
Telephone: Dial 877-356-9552 ten minutes prior to the scheduled time and request the conference call by supplying the title specified above or ID 36635055.
A replay of the conference call will be archived and available via ENP’s website at the above web address or by dialing 800-642-1687 and entering conference ID 36635055. The replay will be available through November 12, 2009. International callers can dial 973-935-8270 for the live broadcast or 706-645-9291 for the replay.

About the Partnership
Encore Energy Partners LP was formed by Encore Acquisition Company to acquire, exploit, and develop oil and natural gas properties and to acquire, own, and operate related assets. ENP’s assets consist primarily of producing and non-producing oil and natural gas properties in the Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana, the Permian Basin in West Texas and New Mexico, and the Arkoma Basin in Arkansas and Oklahoma.
Cautionary Statement
This press release includes forward-looking statements, which give ENP’s current expectations or forecasts of future events based on currently available information. Forward-looking statements are statements that are not historical facts, including expected distributions, the benefits, timing, and mix of acquisitions, expected production volumes, expected expenses, expected taxes, expected capital expenditures, and expected differentials. The assumptions of management and the future performance of ENP are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect ENP’s business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; ENP’s ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith and the ability of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in ENP’s assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of ENP’s properties; diversion of management’s attention from existing operations while pursuing acquisitions; availability of capital; the ability of lenders to fulfill their commitments; the strength and financial resources of ENP’s competitors; regulatory developments; environmental risks; uncertainties in the capital markets; general economic and business conditions (including the effects of the worldwide economic recession); industry trends; and other factors detailed in ENP’s most recent Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. ENP undertakes no obligation to publicly update or revise any forward-looking statements.
Contacts
Encore Energy Partners LP, Fort Worth, TX
Bob Reeves, 817-339-0918
rcreeves@encoreacq.com
Kim Weimer, 817-339-0886
kweimer@encoreacq.com

Encore Energy Partners LP
Condensed Consolidated Statements of Operations
(in thousands, except per unit amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (a)	2009	2008 (a)
Revenues:
Oil	$35,280	$67,221	$88,433	$197,587
Natural gas	5,650	15,444	15,143	45,410
Marketing	102	1,445	381	5,207

Total revenues	41,032	84,110	103,957	248,204

Expenses:
Production:
Lease operating	9,017	12,967	31,120	34,069
Production, ad valorem, and severance taxes	4,693	8,210	11,586	23,711
Depletion, depreciation, and amortization	14,458	13,820	43,684	42,496
Exploration	3,034	47	3,074	115
General and administrative	2,912	3,772	9,135	11,899
Marketing	54	1,316	245	5,318
Derivative fair value loss (gain)	(4,822)	(70,443)	21,711	21,572
Other operating	1,303	440	2,730	1,294

Total operating expenses	30,649	(29,871)	123,285	140,474

Operating income (loss)	10,383	113,981	(19,328)	107,730

Other income (expenses):
Interest	(2,984)	(1,767)	(7,551)	(5,316)
Other	23	10	29	92

Total other expenses	(2,961)	(1,757)	(7,522)	(5,224)

Income (loss) before income taxes	7,422	112,224	(26,850)	102,506
Income tax benefit (provision)	38	(332)	(163)	(194)

Net income (loss)	$7,460	$111,892	$(27,013)	$102,312

Net income (loss) allocation:
Limited partners’ interest in net income (loss)	$5,904	$89,716	$(26,745)	$47,767
General partner’s interest in net income (loss)	$63	$1,444	$(444)	$762
Net income (loss) per common unit:
Basic	$0.13	$2.86	$(0.72)	$1.58
Diluted	$0.13	$2.86	$(0.72)	$1.58
Weighted average common units outstanding:
Basic	44,653	31,356	37,373	30,300
Diluted	44,675	31,356	37,373	30,305

(a)	In January 2009, ENP acquired certain oil and natural gas properties and related assets in the Arkoma Basin and royalty interest properties from EAC. In June 2009, ENP acquired certain oil and natural gas properties and related assets in the Williston Basin from EAC. In August 2009, ENP acquired certain oil and natural gas properties and related assets in the Rockies and Permian Basin from EAC. Because these assets were acquired from an affiliate, the acquisitions were accounted for as transactions between entities under common control, similar to a pooling of interests, whereby the assets and liabilities were recorded at EAC’s carrying value and ENP’s historical financial information was recast to include the acquired properties for all periods presented.

Encore Energy Partners LP
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2009	2008 (a)
Net income (loss)	$(27,013)	$102,312
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash and other items	128,514	66,765
Changes in operating assets and liabilities	(8,959)	(9,953)

Net cash provided by operating activities	92,542	159,124

Net cash used in investing activities	(39,314)	(27,999)

Financing activities:
Net proceeds from long-term debt, net of issuance costs	107,061	92,310
Deemed distributions to affiliates in connection with the acquisition of assets	(258,429)	(125,027)
Proceeds from issuance of common units, net of offering costs	170,149	—
Distributions to unitholders	(57,041)	(52,239)
Net distributions to owner related to pre-partnership operations	(11,558)	(48,886)
Other	(592)	2,871

Net cash used in financing activities	(50,410)	(130,971)

Increase in cash and cash equivalents	2,818	154
Cash and cash equivalents, beginning of period	619	3

Cash and cash equivalents, end of period	$3,437	$157

Encore Energy Partners LP
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2009	2008 (a)
Total assets	$748,202	$813,313

Liabilities (excluding long-term debt)	$52,200	$43,962
Long-term debt	260,000	150,000
Partners’ equity	436,002	619,351

Total liabilities and partners’ equity	$748,202	$813,313

Working capital (b)	$21,239	$71,563

(a)	In January 2009, ENP acquired certain oil and natural gas properties and related assets in the Arkoma Basin and royalty interest properties from EAC. In June 2009, ENP acquired certain oil and natural gas properties and related assets in the Williston Basin from EAC. In August 2009, ENP acquired certain oil and natural gas properties and related assets in the Rockies and Permian Basin from EAC. Because these assets were acquired from an affiliate, the acquisitions were accounted for as transactions between entities under common control, similar to a pooling of interests, whereby the assets and liabilities were recorded at EAC’s carrying value and ENP’s historical financial information was recast to include the acquired properties for all periods presented.

(b)	Working capital is defined as current assets minus current liabilities.

Encore Energy Partners LP
Selected Operating Results
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (a)	2009	2008 (a)
Total production volumes:
Oil (MBbls)	579	612	1,756	1,917
Natural gas (MMcf)	1,663	1,565	4,470	4,717
Combined (MBOE)	856	873	2,501	2,703
Average daily production volumes:
Oil (Bbls/D)	6,289	6,654	6,433	6,996
Natural gas (Mcf/D)	18,077	17,014	16,375	17,215
Combined (BOE/D)	9,301	9,490	9,162	9,865
Average realized prices:
Oil (per Bbl)	$60.98	$109.80	$50.35	$103.08
Natural gas (per Mcf)	3.40	9.87	3.39	9.63
Combined (per BOE)	47.83	94.68	41.41	89.90
Average expenses per BOE:
Lease operating	$10.54	$14.85	$12.44	$12.60
Production, ad valorem, and severance taxes	5.48	9.40	4.63	8.77
Depletion, depreciation, and amortization	16.89	15.83	17.46	15.72
Exploration	3.55	0.05	1.23	0.04
General and administrative	3.40	4.32	3.65	4.40
Derivative fair value loss (gain)	(5.63)	(80.68)	8.68	7.98
Other operating	1.52	0.50	1.09	0.48
Marketing, net of revenues	(0.06)	(0.15)	(0.05)	0.04

(a)	In January 2009, ENP acquired certain oil and natural gas properties and related assets in the Arkoma Basin and royalty interest properties from EAC. In June 2009, ENP acquired certain oil and natural gas properties and related assets in the Williston Basin from EAC. In August 2009, ENP acquired certain oil and natural gas properties and related assets in the Rockies and Permian Basin from EAC. Because these assets were acquired from an affiliate, the acquisitions were accounted for as transactions between entities under common control, similar to a pooling of interests, whereby the assets and liabilities were recorded at EAC’s carrying value and ENP’s historical financial information was recast to include the acquired properties for all periods presented.

Encore Energy Partners LP
Derivative Summary as of October 27, 2009
(unaudited)
Oil Derivative Contracts (c)

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)
Nov. — Dec. 2009 (d)
	3,130	$110.00	440	$97.75	1,000	$68.70
2010
	880	80.00	440	93.80	760	75.43
	2,000	75.00	1,000	77.23	250	65.95
	760	67.00	—	—	—	—
2011
	1,880	80.00	1,440	95.41	760	78.46
	1,000	70.00	—	—	—	—
	760	65.00	—	—	250	69.65
2012
	750	70.00	500	82.05	210	81.62
	1,510	65.00	250	79.25	1,300	76.54
Natural Gas Derivative Contracts (c)

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)
Nov. — Dec. 2009
	3,800	$8.20	3,800	$9.83	—	$—
	3,800	7.20	—	—	—	—
	1,800	6.76	—	—	—	—
2010
	3,800	8.20	3,800	9.58	5,452	6.20
	4,698	7.26	—	—	550	5.86
2011
	3,398	6.31	—	—	7,952	6.36
	—	—	—	—	550	5.86
2012
	898	6.76	—	—	5,452	6.26
	—	—	—	—	550	5.86
Interest Rate Swaps

	Notional	Fixed
Period	Amount	Rate	Floating Rate
	(in thousands)
Nov. 2009 — Jan. 2011	$50,000	3.1610%	1-month LIBOR
Nov. 2009 — Jan. 2011	25,000	2.9650%	1-month LIBOR
Nov. 2009 — Jan. 2011	25,000	2.9613%	1-month LIBOR
Nov. 2009 — Mar. 2012	50,000	2.4200%	1-month LIBOR

(c)	Oil prices represent NYMEX WTI monthly average prices. Natural gas contracts are written at various market indices which may differ substantially from equivalent NYMEX prices.

(d)	From time to time, ENP sells floors with a strike price below the strike price of the purchased floors in order to partially finance the premiums paid on the purchased floors, thereby entering into a floor spread. In the above table, the purchased floor component of these floor spreads are shown net and included with ENP’s other floor contracts. In addition to the floor contracts shown above for 2009, ENP has a floor contract for 1,000 Bbls/D at $63.00 per Bbl and a short floor contract for 1,000 Bbls/D at $65.00 per Bbl.

Encore Energy Partners LP
Non-GAAP Financial Measures
(in thousands, except ratios and per unit amounts)
(unaudited)
     This press release includes a discussion of “Adjusted EBITDAX,” which is a non-GAAP financial measure. The following table provides reconciliations of “Adjusted EBITDAX” to net income and net cash provided by operating activities, ENP’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP, for the three months ended September 30, 2009:

Net income	$7,460
Depletion, depreciation, and amortization	14,458
Non-cash unit-based compensation expense	135
Exploration expense	3,034
Interest expense and other	2,961
Income taxes	(38)
Non-cash derivative fair value loss	10,893

Adjusted EBITDAX	38,903
Changes in operating assets and liabilities	(1,451)
Other non-cash expenses	862
Cash interest expense	(2,677)
Cash exploration expense	(60)
Current income taxes	(56)

Net cash provided by operating activities	$35,521

     “Adjusted EBITDAX” is used as a supplemental financial measure by ENP’s management and by external users of ENP’s financial statements, such as investors, commercial banks, research analysts, and others, to assess: (1) the financial performance of ENP’s assets without regard to financing methods, capital structure, or historical cost basis; (2) the ability of ENP’s assets to generate cash sufficient to pay interest costs and support its indebtedness; (3) ENP’s operating performance and return on capital as compared to those of other entities in the oil and natural gas industry, without regard to financing or capital structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
     “Adjusted EBITDAX” should not be considered an alternative to net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “Adjusted EBITDAX” may not be comparable to similarly titled measures of another entity because all companies may not calculate “Adjusted EBITDAX” in the same manner.
     This press release also includes a discussion of “Distributable cash flow,” which is a non-GAAP financial measure. The following table provides a reconciliation of “distributable cash flow” to net income and net cash provided by operating activities, ENP’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP, for the three months ended September 30, 2009:

Net income	$7,460
Depletion, depreciation, and amortization	14,458
Non-cash unit-based compensation expense	135
Non-cash derivative fair value loss	10,893
Exploration expense	3,034
Development capital	(1,540)

Distributable cash flow	34,440
Changes in operating assets and liabilities	(1,451)
Other non-cash expenses	862
Non-cash interest	284
Cash exploration expense	(60)
Deferred income taxes	(94)
Development capital	1,540

Net cash provided by operating activities	$35,521

     ENP believes that “distributable cash flow” is a useful measure of ENP’s financial and operating performance and its ability to continue to make quarterly distributions.
     “Distributable cash flow” should not be considered an alternative to net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “distributable cash flow” may not be comparable to similarly titled measures of another entity because all entities may not calculate “distributable cash flow” in the same manner.
     This press release also includes a discussion of “Coverage ratio,” which is a non-GAAP liquidity measure. The following table provides the calculation of “coverage ratio” for the three months ended September 30, 2009:

Distributable cash flow		$34,440
Divided by:
Equivalent outstanding units	$45,841
Times: cash distribution per unit expected to be paid	0.5375	24,639

Coverage ratio		1.40	x

     “Coverage ratio” is important to investors as an indicator of whether ENP is generating cash flow at a level that can sustain or support the quarterly distribution and support ENP’s goal of enhancing its liquidity. Actual distributions are set by the Board of Directors of the general partner of ENP.
     This press release also includes a discussion of “Net income excluding certain items,” which is a non-GAAP financial measure. The following table provides a reconciliation of “net income excluding certain items” to net income allocated to unitholders, ENP’s most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended September 30, 2009:

		Per Diluted
	Total	Common Unit
Net income allocated to unitholders	$5,967	$0.13
Add: non-cash unit-based compensation expense	135	—
Add: non-cash derivative fair value loss excluding premium amortization	4,975	0.12

Net income excluding certain items	$11,077	$0.25

     ENP believes that the exclusion of these items enables it to evaluate operations more effectively period-over-period and to identify operating trends that could otherwise be masked by the excluded items.
     “Net income excluding certain items” should not be considered an alternative to net income allocated to unitholders, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “net income excluding certain items” may not be comparable to similarly titled measures of another entity because all entities may not calculate “net income excluding certain items” in the same manner.